EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Multi-Portfolio Fund
File Number: 811-5436
Registrant CIK Number: 0000826737

Sub-Item 77Q3

Exhibit 77Q3-2

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 73B, 73C, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1 - Class A $1,365, Class B $70.
Series 3 - Class A, Class B & Class C is zero.
Series 6 - Class A  $1,630, Class B $293.
Series 7 - Class A $1,484, Class B $1,891, Class C $185.
Series 8 - Class A, Class B & Class C is zero.


73A1/73A2-
Series 1 - Class A $0.19, Class B $0.16.
Series 3 - Class A, Class B and Class C is zero.
Series 6 - Class A $0.29, Class B $0.24.
Series 7 - Class A $0.31, Class B $0.28 Class C $0.28.
Series 8 - Class A, Class B, Class C, & Class X is zero.


73B
Series 1 - Class A  & Class B is zero.
Series 3 - Class A, Class B & Class C is zero
Series 6 - Class A  $0.12, Class B $0.12.
Series 7 - Class A, Class B  & Class C is zero.
Series 8 - Class A, Class B, Class C & Class X is zero.


73C
Series 1 - Class A  & Class B is zero.
Series 3 - Class A, Class B & Class C is zero.
Series 6 - Class A & Class B is zero.
Series 7 - Class A, Class B  & Class C is zero.
Series 8 - Class A, Class B, Class C & Class X is zero.


74U1/74U2-
Series 1 - Class A 6,814, Class B 404.
Series 3 - Class A 7,069, Class B 1,143, Class C 142.
Series 6 - Class A 8,009, Class B 1,536.
Series 7 - Class A 5,267, Class B 6,641, Class C 805
Series 8 - Class A 534, Class B 151, Class C 279, Class X 1,103.


74V1/74V2-
Series 1 - Class A $11.48, Class B $11.55.
Series 3 - Class A $7.00, Class B $6.47, Class C $6.44.
Series 6 - Class A $17.00, Class B $16.85.
Series 7 - Class A $7.85, Class B $7.70, Class C $7.75.
Series 8 - Class A $5.90, Class B $5.76, Class C $5.76,
Class X $5.95.